Amkor Technology Reports Record Financial Results
for the Fourth Quarter and Full Year 2021

TEMPE, Ariz. -- February 14, 2022 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights:
•Record net sales $1.72 billion, up 3% sequentially and 26% year-on-year
•Record gross profit $362 million, record operating income $252 million
•Gross margin 21.0%, operating income margin 14.6%
•Record net income $217 million, record earnings per diluted share $0.88

Full Year 2021 Highlights:
•Record net sales $6.14 billion, up 22% year-on-year
•Record gross profit $1,226 million, record operating income $763 million
•Gross margin 20.0%, operating income margin 12.4%
•Record net income $643 million, record earnings per diluted share $2.62
•Net cash from operations $1,121 million, free cash flow $344 million

“Amkor delivered outstanding financial results in 2021. With continued momentum in the fourth quarter, we achieved record annual revenue of $6.14 billion, growing nearly 22% or $1.1 billion year-over-year. Strong execution, high factory utilization, and disciplined spending drove record EPS of $2.62,” said Giel Rutten, Amkor’s president and chief executive officer. “Our differentiated technology portfolio and deep customer and supplier relationships place us in a very strong market position, and we expect 2022 to be another year of growth.”

Quarterly Financial Results

($ in millions, except per share amounts)	Q4 2021	Q3 2021	Q4 2020 (1)	2021	2020 (1)
Net sales	$1,725	$1,681	$1,371	$6,138	$5,051
Gross margin	21.0%	19.3%	20.3%	20.0%	17.8%
Operating income	$252	$211	$159	$763	$457
Operating income margin	14.6%	12.6%	11.6%	12.4%	9.1%
Net income attributable to Amkor	$217	$181	$127	$643	$338
Earnings per diluted share	$0.88	$0.74	$0.52	$2.62	$1.40
EBITDA (2)	$398	$358	$288	$1,331	$960
Annual free cash flow (2)				$344	$221
Net debt (2)				$59	$322
(1) Q4 and full year 2020 net income includes a $20 million discrete income tax benefit, or $0.08 per diluted share, primarily related to changes in the valuation of certain deferred tax assets.
(2) EBITDA, free cash flow and net debt are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”
At December 31, 2021, total cash and short-term investments was $1.08 billion, and total debt was $1.14 billion.

On November 16, 2021, Amkor’s Board of Directors announced a 25% increase in the company’s quarterly cash dividend, from $0.04 per share to $0.05 per share, on the company’s common stock. The increase was effective with the dividend paid on December 28, 2021. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook
The following information presents Amkor’s guidance for the first quarter 2022 (unless otherwise noted):

•Net sales of $1.50 billion to $1.60 billion
•Gross margin of 17.5% to 20.0%
•Net income of $115 million to $165 million, or $0.45 to $0.65 per diluted share
•Full year 2022 capital expenditures to be around $950 million
Conference Call Information
Amkor will conduct a conference call on Monday, February 14, 2022, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.
About Amkor Technology, Inc.
Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit amkor.com.

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2021	Q3 2021	Q4 2020	2021	2020
Net Sales Data:
Net sales (in millions):
Advanced Products (1) (3)	$1,273	$1,236	$972	$4,409	$3,605
Mainstream Products (2) (3)	452	445	399	1,729	1,446
Total net sales	$1,725	$1,681	$1,371	$6,138	$5,051

Packaging services	86%	87%	85%	86%	85%
Test services	14%	13%	15%	14%	15%

Net sales from top ten customers	66%	64%	61%	63%	65%

End Market Distribution Data:
Communications (smart phones, tablets)	42%	43%	46%	41%	41%
Consumer (AR & gaming, connected home, home electronics, wearables)	22%	22%	19%	22%	24%
Automotive and Industrial (ADAS, electrification, infotainment, safety)	20%	20%	19%	21%	20%
Computing (datacenter, infrastructure, PC/laptops, storage)	16%	15%	16%	16%	15%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	47.4%	48.3%	44.6%	46.1%	45.5%
Labor	11.4%	11.5%	12.9%	12.3%	13.4%
Other manufacturing	20.2%	20.9%	22.2%	21.6%	23.3%
Gross margin	21.0%	19.3%	20.3%	20.0%	17.8%

(1) Advanced Products include flip chip and wafer-level processing and related test services.
(2) Mainstream Products include wirebond packaging and related test services.
(3) Beginning in 2021, we are reporting memory net sales in Advanced Products. Previously, memory net sales were reported in Mainstream Products. Prior year amounts were reclassified to conform to current year presentation.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
(in millions)	Q4 2021	Q3 2021	Q4 2020	2021	2020
EBITDA Data:
Net income	$217	$182	$127	$646	$340
Plus: Interest expense	13	13	15	52	64
Plus: Income tax expense	25	17	13	69	46
Plus: Depreciation & amortization	143	146	133	564	510
EBITDA	$398	$358	$288	$1,331	$960

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
(in millions)	2021	2020
Free Cash Flow Data:
Net cash provided by operating activities	$1,121	$770
Less: Purchases of property, plant and equipment	(780)	(553)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	3	4
Free cash flow	$344	$221

AMKOR TECHNOLOGY, INC.
Selected Operating Data

This press release also includes net debt, which is not defined by U.S. GAAP. We define net debt as total debt as reported on the consolidated balance sheet less the sum of cash and cash equivalents, and short term investments. We believe net debt to be relevant and useful information to our investors because it provides them with additional information in assessing our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities. This measure should be considered in addition to, and not as a substitute for, or superior to, total debt prepared in accordance with U.S. GAAP. Furthermore, our definition of net debt may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of net debt to U.S. GAAP total debt.

Non-GAAP Financial Measure Reconciliation:
(in millions)	2021	2020
Net Debt Data:
Total Debt	$1,138	$1,154
Less: Cash and Cash Equivalents	(827)	(698)
Less: Short-term Investments	(252)	(134)
Net Debt	$59	$322

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share data)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net sales	$1,724,644	$1,371,041	$6,138,329	$5,050,589
Cost of sales	1,362,276	1,092,540	4,912,775	4,149,775
Gross profit	362,368	278,501	1,225,554	900,814
Selling, general and administrative	72,546	78,219	296,084	302,842
Research and development	37,413	41,103	166,037	140,727
Total operating expenses	109,959	119,322	462,121	443,569
Operating income	252,409	159,179	763,433	457,245
Interest expense	13,175	14,707	51,508	64,168
Other (income) expense, net	(2,633)	4,828	(3,141)	6,395
Total other expense, net	10,542	19,535	48,367	70,563
Income before taxes	241,867	139,644	715,066	386,682
Income tax expense	24,584	12,679	69,459	46,183
Net income	217,283	126,965	645,607	340,499
Net income attributable to noncontrolling interests	(757)	(291)	(2,612)	(2,361)
Net income attributable to Amkor	$216,526	$126,674	$642,995	$338,138

Net income attributable to Amkor per common share:
Basic	$0.89	$0.52	$2.64	$1.40
Diluted	$0.88	$0.52	$2.62	$1.40
Shares used in computing per common share amounts:
Basic	244,267	242,333	243,878	241,509
Diluted	245,894	243,356	245,704	242,248

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$826,744	$698,002
Restricted cash	962	1,007
Short-term investments	251,530	133,769
Accounts receivable, net of allowances	1,258,767	962,643
Inventories	484,959	297,293
Other current assets	33,601	40,218
Total current assets	2,856,563	2,132,932
Property, plant and equipment, net	2,871,058	2,566,002
Operating lease right of use assets	159,742	147,236
Goodwill	24,516	27,325
Restricted cash	3,815	3,188
Other assets	122,860	145,628
Total assets	$6,038,554	$5,022,311

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$153,008	$149,007
Trade accounts payable	828,727	636,434
Capital expenditures payable	210,875	181,339
Short-term operating lease liability	64,233	49,748
Accrued expenses	422,892	299,459
Total current liabilities	1,679,735	1,315,987
Long-term debt	984,988	1,005,339
Pension and severance obligations	120,472	159,610
Long-term operating lease liabilities	83,937	84,420
Other non-current liabilities	196,876	102,996
Total liabilities	3,066,008	2,668,352

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	290	289
Additional paid-in capital	1,977,134	1,953,378
Retained earnings	1,163,939	562,502
Accumulated other comprehensive income	19,978	27,270
Treasury stock	(219,065)	(217,740)
Total Amkor stockholders’ equity	2,942,276	2,325,699
Noncontrolling interests in subsidiaries	30,270	28,260
Total equity	2,972,546	2,353,959
Total liabilities and equity	$6,038,554	$5,022,311

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$645,607	$340,499
Depreciation and amortization	563,582	510,396
Other operating activities and non-cash items	36,460	12,594
Changes in assets and liabilities	(124,354)	(93,456)
Net cash provided by operating activities	1,121,295	770,033

Cash flows from investing activities:
Payments for property, plant and equipment	(779,779)	(553,021)
Proceeds from sale of property, plant and equipment	3,157	3,819
Proceeds from insurance recovery for property, plant and equipment	104	—
Payments for short-term investments	(414,208)	(535,368)
Proceeds from sale of short-term investments	87,273	247,081
Proceeds from maturities of short-term investments	204,679	159,015
Other investing activities	(45,105)	39,769
Net cash used in investing activities	(943,879)	(638,705)

Cash flows from financing activities:
Proceeds from revolving credit facilities	—	312,000
Payments of revolving credit facilities	—	(332,000)
Proceeds from short-term debt	15,514	86,769
Payments of short-term debt	(19,927)	(87,353)
Proceeds from issuance of long-term debt	353,587	331,033
Payments of long-term debt	(316,635)	(648,514)
Payments of finance lease obligations	(20,373)	(9,851)
Payments of dividends	(51,213)	—
Other financing activities	8,945	14,197
Net cash used in financing activities	(30,102)	(333,719)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(17,990)	6,056

Net (decrease) increase in cash, cash equivalents and restricted cash	129,324	(196,335)
Cash, cash equivalents and restricted cash, beginning of period	702,197	898,532
Cash, cash equivalents and restricted cash, end of period	$831,521	$702,197

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. These forward-looking statements, including all of the statements made under “Business Outlook” above, include risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from those anticipated in such forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•industry downturns and declines in global economic and financial conditions;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test services technologies, which may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•the absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive and Industrial;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers and national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety laws;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•the historical downward pressure on the prices of our packaging and test services;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;

•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•natural disasters and other calamities, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) and in the company’s subsequent filings with the Securities and Exchange Commission (“SEC”) made prior to or after the date hereof. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth in the Form 10-K and from time to time in our other reports filed with or furnished to the SEC. You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of the following trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.